    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2009

                                                    REGISTRATION NO. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                          (Exact Name of Registrant)

                                  CONNECTICUT
        (State or other jurisdiction of incorporation or organization)

                                  06-1241288
                    (I.R.S. Employer Identification Number)

              C/O PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 926-1888
         (Address and telephone number of principal executive offices)

                    JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 944-7504
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                             NEWARK, NJ 07102-2992
                                (973) 802-6997

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_]  Accelerated filer [_]
Non-accelerated filer [X]    Smaller reporting company [_]

                        Calculation of Registration fee

------------------------------------------------------------------------------------------
                                         Proposed        Proposed
 Title of each class of     Amount        maximum         maximum
    securities to be        to be      offering price    aggregate         Amount of
       registered         registered*    per unit*     offering price  registration fee**
------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)      $50,000,000                                       $2,790
--------------------------------------------------------------------------------------

*  Securities are not issued in predetermined units

** In this filling, Prudential Annuities Life Assurance Corporation is registering $50,000,000 ($50 million) of Securities and paying a fee of $2,790 therefor.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

This filing is being made under the Securities Act of 1933 to register an additional $50,000,000 ($50 million) of interests in market value-adjusted annuity contracts. As permitted by rule 457(o) under the Securities Act of 1933 the filing fee set forth above was calculated based on the maximum aggregate offering price of $50,000,000 ($50 million). The market value adjusted securities are sold according to dollar value, and are not denominated in either shares or units. Finally, to the extent any of Registrant's securities from the April 24, 1997 filing, Form S-3 registration number 333-25761, remain unsold, Registrant intends to add those unsold securities to the $50,000,000 ($50 million) of securities being registered herewith (thus, Registrant has not reduced the filing fee paid herewith on account of the filing fee associated with securities that remain unsold from the prior offering).

================================================================================

WELLS PLUS

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes Stagecoach Variable Annuity Plus, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us") exclusively through Wells Fargo Bank, N.A. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 50. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. This Prospectus also contains information about a contract we no longer offer but under which we continue to accept Purchase Payments (See "Appendix D - Prior Contract").

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank subsidiary of Wells Fargo Bank, N.A., are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation
(FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-680-8920.

Prospectus Dated: May 1, 2003   Statement of Additional Information Dated: May 1, 2003
WFV2-PROS- (05/2003)                                                           SV2PROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases -the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: Wells Fargo Variable Trust, American Skandia Trust, Montgomery Variable Series and INVESCO Variable Investment Funds, Inc.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers a basic Death Benefit that may provide your beneficiaries with protection against downturns in the value of your investment if you die. It also offers an optional Death Benefit that provides an enhanced level of protection for your beneficiary(ies) for an additional charge.

[X] You are allowed to withdraw a limited amount of money from your Annuity on an annual basis without any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

[X] The Annuity may provide additional benefits for Owners who make large Purchase Payments.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $10,000 (for non-qualified contracts) or $2,000 (for qualified contracts). We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $10,000 or $2,000 (as applicable). There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 80.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS .........................................................................................     5
SUMMARY OF CONTRACT FEES AND CHARGES ......................................................................     6
EXPENSE EXAMPLES ..........................................................................................     9
INVESTMENT OPTIONS ........................................................................................    10
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS? .....................................    10
   WHAT ARE THE FIXED INVESTMENT OPTIONS? .................................................................    15
FEES AND CHARGES ..........................................................................................    15
   WHAT ARE THE CONTRACT FEES AND CHARGES? ................................................................    15
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS? ..........................................    16
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS? ...........................................................    17
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS? ...........................................................    17
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION? ..............................................    17
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES ..............................................................    17
PURCHASING YOUR ANNUITY ...................................................................................    17
   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY? ..................................................    17
MANAGING YOUR ANNUITY .....................................................................................    18
   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS? ........................................    18
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND? ..........................................................    19
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS? ...............................................................    19
   ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS .....................................................    19
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT? ...........................................    20
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM? .......................................    20
MANAGING YOUR ACCOUNT VALUE ...............................................................................    20
   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED? ...........................................................    20
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? .............................    20
   DO YOU OFFER DOLLAR COST AVERAGING? ....................................................................    21
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS? .......................................................    21
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE? ....................    21
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT? .......................................    23
   HOW DO THE FIXED INVESTMENT OPTIONS WORK? ..............................................................    24
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS? ......................................................    24
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK? .............................................................    25
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES? .........................................................    26
ACCESS TO ACCOUNT VALUE ...................................................................................    26
   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME? .......................................................    26
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS? ..........................................................    26
   CAN I WITHDRAW A PORTION OF MY ANNUITY? ................................................................    26
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL? ..........................................................    27
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL? ............................................................    28
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? .......................    28
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE? ...............    28
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? .....................................    29
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE? ..............................................................    29
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY? ............................................    29
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE? ...........................................................    30
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION? ...................................................    31
   HOW ARE ANNUITY PAYMENTS CALCULATED? ...................................................................    31
DEATH BENEFIT .............................................................................................    32
   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT? ..........................................................    32
   BASIC DEATH BENEFIT ....................................................................................    32
   OPTIONAL DEATH BENEFITS ................................................................................    34
   AMERICAN SKANDIA'S ANNUITY REWARDS .....................................................................    35
   PAYMENT OF DEATH BENEFITS ..............................................................................    36
VALUING YOUR INVESTMENT ...................................................................................    38
   HOW IS MY ACCOUNT VALUE DETERMINED? ....................................................................    38
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY? .............................................................    38
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS? ............................................................    38
   HOW DO YOU VALUE FIXED ALLOCATIONS? ....................................................................    38
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS? ............................................................    38
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES? ..........................    39
TAX CONSIDERATIONS ........................................................................................    39
   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY? .......................................    39
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED? ..............................................    39
   IN GENERAL, HOW ARE ANNUITIES TAXED? ...................................................................    40
   HOW ARE DISTRIBUTIONS TAXED? ...........................................................................    40
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
      CONTRACTS? ..........................................................................................    42
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED? ..................................................    43
   GENERAL TAX CONSIDERATIONS .............................................................................    43
GENERAL INFORMATION .......................................................................................    44
   HOW WILL I RECEIVE STATEMENTS AND REPORTS? .............................................................    44
   WHO IS AMERICAN SKANDIA? ...............................................................................    45
   WHAT ARE SEPARATE ACCOUNTS? ............................................................................    45
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS? ...................................................    46
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA? .................................................    47
   AVAILABLE INFORMATION ..................................................................................    49
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................................................    49
   HOW TO CONTACT US ......................................................................................    49
   INDEMNIFICATION ........................................................................................    50
   LEGAL PROCEEDINGS ......................................................................................    50
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION ....................................................    50
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA .................................................     1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION ..................    11

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B .....................................     1
APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS .......................................................     1
APPENDIX D - SVA PRIOR CONTRACT ...........................................................................     1
APPENDIX E - PERFORMANCE ADVANTAGE ........................................................................     1
APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER ......................................................     1
APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT ....     1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC"). The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Tax Charge and the charge for any optional benefits.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Contingent Deferred Sales Charge and Transfer Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and the charge for any optional benefits you elect. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES
                         (assessed against the Annuity)

                FEE/CHARGE                                     Amount Deducted
------------------------------------------   ----------------------------------------------------
Contingent Deferred Sales Charge*                                     7.0%
                                                 The charge is a percentage of each applicable
                                                  Purchase Payment deducted upon surrender or
                                               withdrawal. The period is measured from the date
                                                      each Purchase Payment is allocated.

Transfer Fee                                                         $10.00
                                             (Deducted after the 20th transfer each Annuity Year)

* The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

Yr. 1   Yr. 2   Yr. 3   Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+
-----   -----   -----   -----   -----   -----   -----   ------
 7.0%    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    0.0%

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES
                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

                FEE/CHARGE                                     Amount Deducted
------------------------------------------   ----------------------------------------------------
Annual Maintenance Fee                              There is no Annual Maintenance Fee

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

                FEE/CHARGE                                     Amount Deducted
------------------------------------------   ----------------------------------------------------
Mortality & Expense Risk Charge                                     1.25%
Administration Charge                                               0.15%
Total Annual Charges of the Sub-accounts**      1.40% per year of the value of each Sub-account

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect either of the following optional benefits. These fees and charges are described in more detail within this Prospectus.

                     YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                                                     Optional Benefit
                                                                                           Fee/
                                Optional Benefit                                          Charge         Total Annual Charge*
--------------------------------------------------------------------------------   -------------------   --------------------
GUARANTEED RETURN OPTION                                                                                         1.65%

We offer a program that guarantees a "return of premium" at a future date, while     0.25% of average
allowing you to allocate all or a portion of your Account Value to the             daily net assets of
Sub-accounts of your choice.                                                         the Sub-accounts

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                    1.65%

We offer an Optional Death Benefit that provides an enhanced level of protection     0.25% of average
for your beneficiary(ies) by providing amounts in addition to the basic Death      daily net assets of
Benefit that can be used to offset federal and state taxes payable on any           the Sub-accounts
taxable gains in your Annuity at the time of your death.

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.

* The Total Annual Charge includes the Insurance Charge assessed against the Annuity. If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                    Minimum   Maximum
                                    -------   -------
Total Portfolio Operating Expense    0.80%     3.14%

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-680-8920.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                                        Fee           Net
                                                                                    Total Annual      Waivers        Annual
                                                                                     Portfolio          and        Portfolio
                                               Management     Other                  Operating        Expense      Operating
            UNDERLYING PORTFOLIO                  Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
--------------------------------------------   ----------   --------   ----------   ------------   -------------   ---------
Wells Fargo Variable Trust:
   International Equity                           0.75%       2.14%       0.25%         3.14%           2.14%         1.00%
   Small Cap Growth                               0.75%       0.33%       0.25%         1.33%           0.13%         1.20%
   Growth                                         0.55%       0.35%       0.25%         1.15%           0.15%         1.00%
   Large Company Growth                           0.55%       0.29%       0.25%         1.09%           0.09%         1.00%
   Equity Value                                   0.55%       0.48%       0.25%         1.28%           0.28%         1.00%
   Equity Income                                  0.55%       0.30%       0.25%         1.10%           0.10%         1.00%
   Asset Allocation                               0.55%       0.23%       0.25%         1.03%           0.03%         1.00%
   Total Return Bond /1/                          0.45%       0.33%       0.25%         1.03%           0.13%         0.90%
   Money Market                                   0.40%       0.32%       0.25%         0.97%           0.22%         0.75%
American Skandia Trust: /2/
   AST William Blair International Growth         1.00%       0.23%       0.10%         1.33%           0.10%         1.23%
   AST American Century International Growth      1.00%       0.25%       0.00%         1.25%           0.00%         1.25%
   AST PBHG Small-Cap Growth                      0.90%       0.22%       0.11%         1.23%           0.00%         1.23%
   AST DeAM Small-Cap Growth                      0.95%       0.20%       0.00%         1.15%           0.15%         1.00%
   AST Goldman Sachs Small-Cap Value              0.95%       0.21%       0.11%         1.27%           0.00%         1.27%
   AST Gabelli Small-Cap Value                    0.90%       0.19%       0.01%         1.10%           0.00%         1.10%
   AST Goldman Sachs Mid-Cap Growth               1.00%       0.26%       0.07%         1.33%           0.10%         1.23%
   AST Neuberger Berman Mid-Cap Growth            0.90%       0.20%       0.06%         1.16%           0.00%         1.16%
   AST Neuberger Berman Mid-Cap Value             0.90%       0.17%       0.09%         1.16%           0.00%         1.16%
   AST Alger All-Cap Growth                       0.95%       0.19%       0.15%         1.29%           0.00%         1.29%
   AST MFS Growth                                 0.90%       0.18%       0.10%         1.18%           0.00%         1.18%
   AST Marsico Capital Growth                     0.90%       0.16%       0.04%         1.10%           0.01%         1.09%
   AST Goldman Sachs Concentrated Growth          0.90%       0.15%       0.04%         1.09%           0.06%         1.03%
   AST Cohen & Steers Realty                      1.00%       0.23%       0.03%         1.26%           0.00%         1.26%
   AST American Century Income & Growth           0.75%       0.23%       0.00%         0.98%           0.00%         0.98%
   AST INVESCO Capital Income                     0.75%       0.17%       0.03%         0.95%           0.00%         0.95%
   AST PIMCO Total Return Bond                    0.65%       0.15%       0.00%         0.80%           0.02%         0.78%
   AST PIMCO Limited Maturity Bond                0.65%       0.18%       0.00%         0.83%           0.00%         0.83%
Montgomery Variable Series:
   Emerging Markets                               1.25%       0.43%       0.00%         1.68%           0.00%         1.68%
INVESCO Variable Investment Funds, Inc.:
   Technology                                     0.75%       0.36%       0.00%         1.11%           0.00%         1.11%
   Health Sciences                                0.75%       0.32%       0.00%         1.07%           0.00%         1.07%

/1/ Effective May 1, 2003, the Wells Fargo Variable Trust Corporate Bond portfolio changed its name to the Wells Fargo Variable Trust Total Return Bond portfolio. The name change was made in conjunction with a change in investment strategy.

/2/ The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefits that are offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected both optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) you make no withdrawals of Account Value during the period shown; (d) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (e) no tax charge applies; (f) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; and (g) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively, for the Guaranteed Return Option and the Enhanced Beneficiary Protection. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT BOTH OF THE OPTIONAL BENEFITS AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1216      2144      2966      5095

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  516      1544      2566      5095

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 516       1544      2566      5095

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.

The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                                                     PORTFOLIO
      STYLE/                                                                                                          ADVISOR/
       TYPE                                     INVESTMENT OBJECTIVES/POLICIES                                      SUB-ADVISOR
-----------------   ---------------------------------------------------------------------------------------   ----------------------
  INTERNATIONAL     WFVT International Equity: seeks total return, with an emphasis on capital                   Wells Fargo Funds
     EQUITY         appreciation, over the long-term. The Portfolio pursues its objective by investing            Management, LLC
                    primarily in a diversified portfolio of equity securities of companies based in developed non-U.S. countries and in emerging markets of the world. Under normal market conditions, the Portfolio invests at least 80% of its total assets in equity securities of companies located or operating outside the U.S. and in a minimum of five countries exclusive of the U.S. The Portfolio may invest up to 50% of its total assets in any one country and up to 25% of total assets in emerging markets. Generally, the Portfolio invests in issuers with an average market capitalization of $10 billion or more, although it may invest in equity securities of issuers with market capitalization as low as $250 million.

 SMALL CAP EQUITY   WFVT Small Cap Growth: seeks long-term capital appreciation. The Portfolio pursues its       Wells Fargo Funds
                    objective by investing in a diversified portfolio of common stocks issued by companies        Management, LLC
                    whose market capitalization falls with the range of the Russell 2000 Index. The
                    Portfolio invests in common stocks of domestic and foreign companies that the
                    Investment Advisor believes have above-average prospects for capital growth, or that may be involved in new or innovative products, services and processes. Under normal market conditions, the Portfolio invests in an actively managed, broadly diversified portfolio of small-cap growth-oriented common stocks and in at least 20 common stock issues spread across multiple industry groups and sectors of the economy.

 LARGE CAP EQUITY   WFVT Growth: seeks long-term capital appreciation. The Portfolio pursues its objective       Wells Fargo Funds
                    by investing primarily in common stocks and other equity securities of companies that         Management, LLC
                    have a strong earnings growth trend that the Investment Advisor believes have above-average prospects for future growth. Under normal market conditions, the
                    Portfolio invests at least 65% of total assets in equity securities, including common and preferred stocks and securities convertible into common stocks. The investment strategy is focused on larger capitalization stocks that fall within, but towards the higher end of, the range of the Russell 1000 Index.

 LARGE CAP EQUITY   WFVT Large Company Growth: seeks long-term capital appreciation. The Portfolio pursues       Wells Fargo Funds
                    its objective by investing primarily in common stocks of large, high-quality domestic         Management, LLC
                    companies that the Investment Advisor believes have superior growth potential. The
                    Investment Advisor looks for companies whose growth potential is generally unrecognized or misperceived by the market. The Portfolio may invest, under normal market conditions, at least 80% of total assets in securities with market capitalizations of
                    $3 billion or more, and up to 20% of total assets in securities of foreign companies..

 LARGE CAP EQUITY   WFVT Equity Value: seeks long-term capital appreciation and above-average dividend           Wells Fargo Funds
                    income. The Portfolio pursues its objective by investing primarily in equity securities       Management, LLC
                    of U.S. companies with strong return potential based on current market valuations.
                    Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities with the same characteristics as common stocks, and in preferred stocks, warrants, and securities of foreign companies through ADRs and similar investments.

  EQUITY INCOME     WFVT Equity Income: seeks long-term capital appreciation and above-average dividend          Wells Fargo Funds
                    income. The Portfolio pursues its objective primarily by investing in the common stocks       Management, LLC
                    of large, domestic companies with above-average return potential based on current market valuations and above-average dividend income. Under normal market conditions, the Portfolio invests at least 80% of its total assets in income producing equity securities and in issues of companies with market capitalizations of $3 billion or more.

                                                                                                                     PORTFOLIO
      STYLE/                                                                                                          ADVISOR/
       TYPE                                     INVESTMENT OBJECTIVES/POLICIES                                      SUB-ADVISOR
-----------------   ---------------------------------------------------------------------------------------   ----------------------
 ASSET ALLOCATION   WFVT Asset Allocation: seeks long-term total return, consistent with reasonable risk.          Wells Capital
                    The Portfolio pursues its objective by allocating and reallocating its assets among             Management
                    common stocks and U.S. Treasury Bonds. The Investment Advisor manages the allocation of        Incorporated
                    investments in the Portfolio assuming a "neutral" target allocation of 60% stocks and
                    40% bonds. The stock portion of the Portfolio is invested to replicate the weightings of each company comprising the S&P 500 Index. The bond portion of the Portfolio is invested to replicate the Lehman Brothers 20+ Year Treasury Index.

      BOND          WFVT Total Return Bond (f/k/a WFVT Corporate Bond): seeks total return consisting of         Wells Fargo Funds
                    income and capital appreciation. The Portfolio pursues its objective by investing             Management, LLC
                    principally in investment-grade debt securities, which include U.S. Government obligations, corporate bonds, asset-backed securities and money market instruments.
                    Under normal circumstances, the Portfolio will invest at least 80% of its assets in bonds.

   MONEY MARKET     WFVT Money Market: seeks high current income, while preserving capital and liquidity.        Wells Fargo Funds
                    The Investment Advisor actively manages a portfolio of U.S. dollar-denominated                Management, LLC
                    high-quality, short-term money market instruments. They also make certain other investments, including repurchase agreements.

  INTERNATIONAL     AST William Blair International Growth (f/k/a AST Janus Overseas Growth): seeks              William Blair &
     EQUITY         long-term growth of capital. The Portfolio pursues its objective primarily through            Company, L.L.C.
                    investments in equity securities of issuers located outside the United States. The
                    Portfolio normally invests at least 80% of its total assets in securities of issuers from at least five different countries, excluding the United States. The Portfolio invests primarily in companies selected for their growth potential. Securities are generally selected without regard to any defined allocation among countries, geographic regions or industry sectors, or other similar selection procedure.

   INTERNATIONAL    AST American Century International Growth: seeks capital growth. The Portfolio will          American Century
      EQUITY        seek to achieve its investment objective by investing primarily in equity securities of   Investment Management,
                    international companies that the Sub-advisor believes will increase in value over time.           Inc.
                    Under normal conditions, the Portfolio will invest at least 65% of its assets in equity securities of issuers from at least three countries outside of the United States. The
                    Sub-advisor uses a growth investment strategy it developed that looks for companies with earnings and revenue growth. The Sub-advisor will consider a number of other factors in making investment selections, including the prospects for relative economic growth among countries or regions, economic and political conditions, expected inflation rates, currency exchange fluctuations and tax considerations.

 SMALL CAP GROWTH   AST PBHG Small-Cap Growth: seeks capital growth. The Portfolio pursues its objective by      Pilgrim Baxter &
                    primarily investing at least 80% of the value of its assets in the common stocks of          Associates, Ltd.
                    small-sized companies, whose market capitalizations are similar to market capitalizations of the companies in the Russell 2000(R)Index at the time of the
                    Portfolio's investment. The Sub-advisor expects to focus primarily on those securities whose market capitalizations or annual revenues are less than $1billion at the time of purchase.

 SMALL CAP GROWTH   AST DeAM Small-Cap Growth: seeks maximum growth of investors' capital from a portfolio        Deutsche Asset
                    of growth stocks of smaller companies. The Portfolio pursues its objective, under             Management, Inc.
                    normal circumstances, by primarily investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000 Growth(R)Index.
                    The Sub-advisor employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the
                    Russell 2000 Growth(R)Index, but which attempts to outperform the Russell 2000
                    Growth(R)Index.

                                                                                                                     PORTFOLIO
      STYLE/                                                                                                          ADVISOR/
       TYPE                                     INVESTMENT OBJECTIVES/POLICIES                                      SUB-ADVISOR
-----------------   ---------------------------------------------------------------------------------------   ----------------------
 SMALL CAP VALUE    AST Goldman Sachs Small-Cap Value: seeks long-term capital appreciation. The Portfolio      Goldman Sachs Asset
                    will seek its objective through investments primarily in equity securities that are            Management
                    believed to be undervalued in the marketplace. The Portfolio primarily seeks companies that are small-sized, based on the value of their outstanding stock. The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in small capitalization companies. The 80% investment requirement applies at the time the Portfolio invests its assets. The Portfolio generally defines small capitalization companies as companies with a capitalization of
                    $5 billion or less.

 SMALL CAP VALUE    AST Gabelli Small-Cap Value: seeks to provide long-term capital growth by investing        GAMCO Investors, Inc.
                    primarily in small-capitalization stocks that appear to be undervalued. The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80%
                    of the value of its assets in small capitalization companies. The 80% investment requirement applies at the time the Portfolio invests its assets. The Portfolio generally defines small capitalization companies as those with a capitalization of $1.5 billion or less. Reflecting a value approach to investing, the Portfolio will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow or business franchises.

 MID-CAP GROWTH     AST Goldman Sachs Mid-Cap Growth (f/k/a AST Janus Mid-Cap Growth): seeks long-term          Goldman Sachs Asset
                    capital growth. The Portfolio pursues its investment objective, by investing primarily          Management
                    in equity securities selected for their growth potential, and normally invests at least
                    80% of the value of its assets in medium capitalization companies. For purposes of the
                    Portfolio, medium-sized companies are those whose market capitalizations (measured at the time of investment) fall within the range of companies in the Standard & Poor's
                    MidCap 400 Index. The Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

 MID-CAP GROWTH     AST Neuberger Berman Mid-Cap Growth: seeks capital growth. Under normal market               Neuberger Berman
                    conditions, the Portfolio primarily invests at least 80% of its net assets in the             Management Inc.
                    common stocks of mid-cap companies. For purposes of the Portfolio, companies with equity market capitalizations that fall within the range of the Russell Midcap(R)Index, at the time of investment, are considered mid-cap companies. Some of the Portfolio's assets may be invested in the securities of large-cap companies as well as in small-cap companies. The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.

  MID-CAP VALUE     AST Neuberger Berman Mid-Cap Value: seeks capital growth. Under normal market                Neuberger Berman
                    conditions, the Portfolio primarily invests at least 80% of its net assets in the             Management Inc.
                    common stocks of mid-cap companies. For purposes of the Portfolio, companies with equity market capitalizations that fall within the range of the Russell Midcap(R)Index at the time of investment are considered mid-cap companies. Some of the Portfolio's assets may be invested in the securities of large-cap companies as well as in small-cap companies. Under the Portfolio's value-oriented investment approach, the Sub-advisor looks for well-managed companies whose stock prices are undervalued and that may rise in price before other investors realize their worth.

  ALL-CAP GROWTH    AST Alger All-Cap Growth: seeks long-term capital growth. The Portfolio invests           Fred Alger Management,
                    primarily in equity securities, such as common or preferred stocks, that are listed on            Inc.
                    U.S. exchanges or in the over-the-counter market. The Portfolio may invest in the equity securities of companies of all sizes, and may emphasize either larger or smaller companies at a given time based on the Sub-advisor's assessment of particular companies and market conditions.

 LARGE CAP GROWTH   AST MFS Growth: seeks long-term capital growth and future income. Under normal market          Massachusetts
                    conditions, the Portfolio invests at least 80% of its total assets in common stocks and     Financial Services
                    related securities, such as preferred stocks, convertible securities and depositary              Company
                    receipts, of companies that the Sub-advisor believes offer better than average prospects for long-term growth. The Sub-advisor seeks to purchase securities of companies that it considers well-run and poised for growth. The Portfolio may invest up to 35% of its net assets in foreign securities.

                                                                                                                     PORTFOLIO
      STYLE/                                                                                                          ADVISOR/
       TYPE                                     INVESTMENT OBJECTIVES/POLICIES                                      SUB-ADVISOR
-----------------   ---------------------------------------------------------------------------------------   ----------------------
 LARGE CAP GROWTH   AST Marsico Capital Growth: seeks capital growth. Income realization is not an                Marsico Capital
                    investment objective and any income realized on the Portfolio's investments, therefore,       Management, LLC
                    will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in common stocks of larger, more established companies. In selecting investments for the Portfolio, the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection. The "top down" approach identifies sectors, industries and companies that should benefit from the trends the Sub-advisor has observed. The Sub-advisor then looks for individual companies with earnings growth potential that may not be recognized by the market at large, a "bottom up" stock selection.

 LARGE CAP GROWTH   AST Goldman Sachs Concentrated Growth (f/k/a AST JanCap Growth): seeks growth of            Goldman Sachs Asset
                    capital in a manner consistent with the preservation of capital. Realization of income          Management
                    is not a significant investment consideration and any income realized on the
                    Portfolio's investments, therefore, will be incidental to the Portfolio's objective.
                    The Portfolio will pursue its objective by investing primarily in equity securities of companies that the Sub-advisor believes have potential to achieve capital appreciation over the long-term. The Portfolio seeks to achieve its investment objective by investing, under normal circumstances, in approximately 30 - 45 companies that are considered by the Sub-advisor to be positioned for long-term growth.

   REAL ESTATE      AST Cohen & Steers Realty: seeks to maximize total return through investment in real          Cohen & Steers
     (REIT)         estate securities. The Portfolio pursues its investment objective by investing, under       Capital Management,
                    normal circumstances, at least 80% of its net assets in securities of real estate                  Inc.
                    issuers. Under normal circumstances, the Portfolio will invest substantially all of its assets in the equity securities of real estate companies, i.e., a company that derives at least 50% of its revenues from the ownership, construction, financing, management or sale of real estate or that has at least 50% of its assets in real estate. Real estate companies may include real estate investment trusts or REITs.

GROWTH AND INCOME   AST American Century Income & Growth: seeks capital growth with current income as a          American Century
                    secondary objective. The Portfolio invests primarily in common stocks that offer          Investment Management,
                    potential for capital growth, and may, consistent with its investment objective, invest            Inc.
                    in stocks that offer potential for current income. The Sub-advisor utilizes a quantitative management technique with a goal of building an equity portfolio that provides better returns than the S&P 500 Index without taking on significant additional risk and while attempting to create a dividend yield that will be greater than the S&P
                    500 Index.

  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income): seeks capital growth and     INVESCO Funds Group,
                    current income while following sound investment practices. The Portfolio seeks to                 Inc.
                    achieve its objective by investing in securities that are expected to produce relatively high levels of income and consistent, stable returns. The Portfolio normally will invest at least 65% of its assets in dividend-paying common and preferred stocks of domestic and foreign issuers. Up to 30% of the Portfolio's assets may be invested in equity securities that do not pay regular dividends.

      BOND          AST PIMCO Total Return Bond: seeks to maximize total return consistent with                 Pacific Investment
                    preservation of capital and prudent investment management. The Portfolio will invest in   Management Company LLC
                    a diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a three- to six-year time frame based on the Sub-advisor's forecast for interest rates.

      BOND          AST PIMCO Limited Maturity Bond: seeks to maximize total return consistent with             Pacific Investment
                    preservation of capital and prudent investment management. The Portfolio will invest in   Management Company LLC
                    a diversified portfolio of fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a one- to three-year time frame based on the Sub-advisor's forecast for interest rates.

                                                                                                                     PORTFOLIO
      STYLE/                                                                                                          ADVISOR/
       TYPE                                     INVESTMENT OBJECTIVES/POLICIES                                      SUB-ADVISOR
-----------------   ---------------------------------------------------------------------------------------   ----------------------
 EMERGING MARKETS   Montgomery Variable Series - Emerging Markets: seeks long-term capital appreciation,      Gartmore Global Asset
                    under normal conditions by investing at least 80% of its total assets in stocks of             Management
                    companies of any size based in the world's developing economies. Under normal market       Trust/Gartmore Global
                    conditions, investments are maintained in at least six countries at all times and no             Partners
                    more than 35% of total assets in any single one of them.

     SECTOR         INVESCO Variable Investment Funds - Technology: seeks capital growth. The Portfolio        INVESCO Funds Group,
                    normally invests 80% of its net assets in the equity securities and equity-related                 Inc.
                    instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services and service-related companies in information technology. Many of these products and services are subject to rapid obsolescence, which may lower market value of the securities of the companies in this sector. At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.

      SECTOR        INVESCO Variable Investment Funds - Health Sciences: seeks capital growth. The             INVESCO Funds Group,
                    Portfolio normally invests at least 80% of its net assets in the equity securities and             Inc.
                    equity-related instrumentsof companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: We do not deduct a sales charge from Purchase Payments you make to your Annuity. However, we may deduct a Contingent Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. For purposes of calculating the CDSC, we consider the year following the date we receive a Purchase Payment as Year 1. The amount of the CDSC applicable to each Purchase Payment decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

YEARS         1     2     3     4     5     6     7     8+
----------   ---   ---   ---   ---   ---   ---   ---   ---
CHARGE (%)   7.0   7.0   6.0   5.0   4.0   3.0   2.0    0

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After seven (7) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment. Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." Free Withdrawals are not treated as a withdrawal of Purchase Payments for purposes of calculating the CDSC on a subsequent withdrawal or surrender. Withdrawals of amounts greater than the maximum Free Withdrawal amount are treated as a withdrawal of Purchase Payments and will be assessed a CDSC. For purposes of calculating the CDSC on a surrender or a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution from an Annuity purchased as a "qualified" investment. Free Withdrawals, Medically-Related Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge

We do not apply the CDSC provision on Annuities owned by a member of the designated class, including: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated;
(f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. If you fail to inform us that you qualify as a member of the designated class, your Annuity will not be eligible for this exception to the CDSC.

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: There is no Annual Maintenance Fee.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional Benefits: If you elect to purchase one or more optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $10,000. The minimum initial Purchase Payment for annuities designed to qualify for special tax treatment under the Code is $2,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $10,000 (for non-qualified contracts) or $2,000 (for qualified contracts) in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 80. You should consider your need to access your Account Value and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and

[X] a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the WFVT Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in "Auto Saver" or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS

Under certain circumstances we may credit Additional Amounts to your Annuity if you submit a large initial or subsequent Purchase Payment. Each Purchase Payment must qualify separately to receive any Additional Amounts. As of the date of this Prospectus, Additional Amounts are being offered. However, we may modify, suspend or terminate this program at any time at our sole discretion. Any Additional Amounts are provided from our general account.

Additional Amounts are payable as a percentage of the qualifying Purchase Payment made to your Annuity according to the breakpoints shown below. The percentage also depends on the age of the oldest of any Owner on the date we apply the Purchase Payment to your Annuity. If the Owner of the Annuity is an entity, the age is determined based on the age of the Annuitant.

                                             Additional Amount*
                                    -----------------------------------
         Purchase Payment           Less than Age 75   Age 75 and older
---------------------------------   ----------------   ----------------
Between $1,000,000 and $4,999,999        3.00%              1.50%
$5,000,000 or greater                    3.75%              2.00%

*    as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?

Any Additional Amounts are allocated to your Account Value at the time the qualifying Purchase Payment is applied to your Account Value. Additional Amounts are allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Special Treatment of Additional Amounts

[X] Any Additional Amounts applied to your Annuity can be recovered by American Skandia if you elect to "free-look" your Annuity. The amount returned to you will not include any Additional Amounts.

[X] We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.

[X] You may not withdraw any Additional Amounts under the Free Withdrawal provision without assessment of the Contingent Deferred Sales Charge (see "Can I make withdrawals from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments Under certain circumstances, we may consider two or more separate Purchase Payments as if they had been submitted at the same time when determining the percentage to apply based on the breakpoints described above. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more large Purchase Payments within a 13-month period may result in your Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to your Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any Additional Amounts pro-rata from the investment options based on your Account Value as of the date we act to recover the Additional Amounts. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "Auto Saver." Purchase Payments made through Auto Saver may only be allocated to the variable investment options when applied. Auto Saver allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $10,000 or $2,000 (as applicable) during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $10,000 or $2,000 (as applicable).

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the WFVT Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the WFVT Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)(SM)

We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program, including any Additional Amounts (if applicable) we applied to your Purchase Payments ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the WFVT Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

[X] Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

[X] Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination

The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the WFVT Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

[X] Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

[X] Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.

[X] Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

[X] You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program

We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-680-8920.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

          I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

          J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

          N    is the number of months remaining in the original Guarantee
               Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

[X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

[X]  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25

       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25

       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?

(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation period.

[X] To meet liquidity needs, you can withdraw a limited amount from your Annuity during each of Annuity Years 1-7 without a CDSC being applied. We call this the "Free Withdrawal" amount. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity. The minimum Free Withdrawal you may request is $100.

[X] You can also make withdrawals in excess of the Free Withdrawal amount. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. The Surrender Value is equal to your Account Value minus any CDSC, the Tax Charge, any charges for optional benefits and any Market Value Adjustment that may apply to any Fixed Allocations. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawals or Systematic Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal for an exact dollar amount after deduction of any CDSC that applies (called a "net withdrawal") or request a gross withdrawal from which we will deduct any CDSC that applies, resulting in less money being payable to you than the amount you requested. If you request a net withdrawal, the amount deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?

The maximum Free Withdrawal amount is the lesser of:

1.   the Annuity's Account Value less any remaining CDSC; and

2.   the greater of:

a. the "Growth" in the Annuity plus Purchase Payments that have been invested for more than the CDSC period (with your Annuity, seven (7) years) that have not been previously surrendered or withdrawn; and

b. 10% of the initial Purchase Payment, increased by 10% of each subsequent Purchase Payment when applied and, on each anniversary of the Annuity's Issue Date, by 10% on all Purchase Payments that have not been previously surrendered or withdrawn, reduced by all amounts received under this Free Withdrawal provision.

Under each provision above, "Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments.

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

Examples

The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1. Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 3, due to positive investment performance, your Account Value is $12,500. If you have made no previous Free Withdrawals, the maximum Free Withdrawal amount in Annuity Year 3 would be the greater of Growth (Account Value minus Purchase Payments = $2,500), 10% of Purchase Payments ($1,000) or 30% of Purchase Payments ($3,000). Your maximum Free Withdrawal amount in Annuity Year 3 would be $3,000.

2. Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 3, due to positive investment performance, your Account Value is $12,500. Assume you choose to withdraw the Growth, equal to $2,500 in Annuity Year 3. Assume further that in Annuity Year 5, your Account Value has increased to $11,000 due to positive investment performance. The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account Value minus Purchase Payments = $1,000), 10% of Purchase Payments ($1,000) or 50% of Purchase Payments minus the sum of any prior Free Withdrawals ($5,000 - $2,500 = $2,500).

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 3, due to positive investment performance, your Account Value is $12,500. Assume you take the maximum Free Withdrawal amount in Annuity Year 3 ($3,000) as described in Item 1 above. Further assume that in Annuity Year 4, you choose to surrender your Annuity. Assume that your Account Value in Annuity Year 4 has increased to $10,500 due to positive investment performance. Upon surrender, we will deduct a CDSC of 5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn. The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC (5.0% of $10,000 = $500). You would receive $10,000.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation period. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1. If you request a Partial Withdrawal we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:

[X] First, we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period, if any (with your Annuity, seven
     (7) years);

[X] Second, we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial withdrawal, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3. If the amount requested exceeds the amounts available under Item #2 above, we withdraw the remaining amount from any other Account Value.

4 If the amount requested exceeds amounts available under Item #3 above, we withdraw the remaining amount from other surrender value due to any Additional Amounts on Qualifying Purchase Payments.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?

(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender, the Purchase Payments being withdrawn may be greater than your remaining Account Value or the amount of your withdrawal request. This is most likely to occur if you have made prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?

Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". We may apply a Market Value Adjustment to any Fixed Allocations. The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

[X] the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

[X] if the Owner is one or more natural persons, all such Owners must also be alive at such time;

[X] we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

[X] this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:

[X] first confined in a "Medical Care Facility" after the date such person was designated Annuitant and remains confined for at least 90 days in a row; or

[X]  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts issued on or after May 1, 1996, and where allowed by law, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described above, in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within seven years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X]  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)

     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

BASIC DEATH BENEFIT

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

Key Terms Used with the Death Benefits

[X] The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

[X] The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

[X] The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

[X] A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

The Basic Death Benefit shown below is in effect as of October 18, 1999 in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved.

The Basic Death Benefit depends on the age of the Owner (or Annuitant, if entity owned) at the time the Annuity is issued and whether death occurs before or after the Death Benefit Target Date.

1. If on the date the Annuity is issued, the Owner, the oldest of either joint Owner or the Annuitant (if the Annuity is entity owned) is older than age 80, then the Basic Death Benefit is equal to the Account Value.

2. If on the date the Annuity is issued, the Owner, the oldest of either joint Owner or the Annuitant (if the Annuity is entity owned) is age 80 or less, then the Basic Death Benefit is calculated as follows:

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the "Highest Anniversary Value" on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners

For Annuities with Joint Owners, the Basic Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Basic Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

The Death Benefit shown below applies to all Annuities issued before October 18, 1999 and to Annuities issued after October 18, 1999 in those jurisdictions where we have not received regulatory approval for the Basic Death Benefit described above.

The Death Benefit depends on the decedent's age on the date of death:

     If death occurs before the decedent's age 85: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs when the decedent is age 85 or older: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

An optional Death Benefit is offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

Currently, this benefit is only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase the optional Death Benefit subject to our rules and any changes or restrictions in the benefit. Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above;

     PLUS

2.   40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix G for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Between May 15, 1999 and May 1, 2001, in those jurisdictions where we received regulatory approval, American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% Assumed Accumulation Rate. Between May 15, 1999 and November 15, 2002, in those jurisdictions where we received regulatory approval, American Skandia offered the Guaranteed Minimum Death Benefit with a 5.0% Assumed Accumulation Rate. The Guaranteed Minimum Death Benefit with a 5.0% Assumed Accumulation Rate was only available in those jurisdictions where we had not received regulatory approval for the enhanced Basic Death Benefit described above. For Annuity Owners who purchased the Guaranteed Minimum Death Benefit during the applicable period, the benefit will be calculated as described below.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Calculation of Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at the applicable Assumed Accumulation Rate for the option you elect, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit at any time. The optional Death Benefit will terminate automatically on the Annuity Date. We may also terminate the optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefit?

We deduct a charge equal to 0.25% per year, respectively, if you elect the Enhanced Beneficiary Protection Optional Death Benefit. We deduct the charge to compensate American Skandia for providing increased insurance protection under the optional Death Benefit. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

The Annuity Rewards benefit is only offered to Owners of Annuities issued on or before October 18, 1999 or after October 18, 1999 in those jurisdictions where we did not receive regulatory approval for the enhanced Basic Death Benefit described above. Owners whose Annuity includes the enhanced Basic Death Benefit are not eligible for Annuity Rewards.

What is the Annuity Rewards benefit?

The Annuity Rewards benefit offers Owners the ability to capture any market gains since the Issue Date of their Annuity as an enhancement to their current Death Benefit so their Beneficiaries will not receive less than the Annuity's value as of the date the Owner elects the benefit. Under the Annuity Rewards benefit, American Skandia guarantees that the Death Benefit will not be less than:

     your Account Value in the variable investment options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

     MINUS any proportional withdrawals* following the date of election

     PLUS any additional Purchase Payments applied to the Annuity following the date of election.

* "Proportional withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal represented when withdrawn. For example, a withdrawal of 50% of your Account Value would be treated as a 50% reduction in the amount payable under the Death Benefit.

The Annuity Rewards Death Benefit enhancement does not affect the calculation of the basic Death Benefit or any Optional Death Benefits available under the Annuity to the extent such benefit provides for a change in the method of calculation based on the age of the decedent as of the date of death. For example, if prior to age 90, the basic Death Benefit is equal to the greater of Purchase Payments minus proportional withdrawals or the Account Value and, at age 90 and older is equal to the Account Value, the Annuity Rewards Death Benefit enhancement will only apply until age 90. If the Death Benefit amount payable under your Annuity's basic Death Benefit or any Optional Death Benefits you purchase is greater than the enhanced Death Benefit under the Annuity Rewards benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?

Owners can elect the Annuity Rewards Death Benefit enhancement following the seventh (7th) anniversary of the Annuity's Issue Date. However, the election is subject to the requirement that their Account Value on the election date is greater than the amount that would be payable to their Beneficiary under the Death Benefit provided under the Annuity as of the election date (including any Optional Death Benefits other than the Enhanced Beneficiary Protection Optional Death Benefit). If an Owner is ineligible when he or she applies for the optional benefit, the Owner can elect the Annuity Rewards Death Benefit enhancement on any subsequent date if they otherwise qualify. The election must occur before annuity payments begin. An Owner can only elect the Annuity Rewards Death Benefit enhancement once. There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. No CDSC will apply to the new Account Value. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the WFVT Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC and the charge for any optional benefits. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

[X]  trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the

Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: If you terminate the Guaranteed Return Option program or the Optional Death Benefit, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge and any optional benefit or program still elected, but not the charge for the optional benefit or program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:

[X]  an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 591/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made

(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X]  is subsequent to a separation from service after the taxpayer attains age
     55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*;

[X]  is made pursuant to an IRS levy;

[X] is made to pay qualified acquisition costs for a first time home purchase (IRA only);

[X]  is made to pay qualified higher education expenses (IRA only); and

[X]  is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia

American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge is deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. In particular, they may assume no surrender at the end of the applicable period so that the CDSC does not apply. Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US

You can contact us by:

[X] calling our Customer Service Team at 1-800-680-8920, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X]  writing to us via regular mail at American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account B

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                        For the Year Ended December 31,
                                      2002          2001          2000         1999          1998
                                  -----------   -----------   -----------   -----------   -----------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance        $   370,004   $   388,696   $   424,578   $   289,989   $   186,211
   charges and fees /a/ /b/
Fee income /b/                         97,650       111,196       130,610        83,243        50,839
Net investment income                  19,632        20,126        18,595        11,477        11,130
Net realized capital (losses)
   gains and other revenues /e/        (7,438)        2,698         4,195         3,688         1,360
                                  -----------   -----------   -----------   -----------   -----------
Total revenues                    $   479,848   $   522,716   $   577,978   $   388,397   $   249,540
                                  ===========   ===========   ===========   ===========   ===========
Benefits and Expenses:
Annuity and life insurance        $     3,391   $     1,955   $       751   $       612   $       558
benefits
Change in annuity and life
   insurance policy reserves
   /c/                                  2,741       (39,898)       49,339          (671)        1,053
Guaranteed minimum death
   benefit claims, net of              23,256        20,370         2,618         4,785             -
   hedge /b/
Return credited to contract             5,196         5,796         8,463        (1,639)       (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728       196,755       150,597       125,434        86,306
Amortization of deferred
   acquisition costs /b/ /d/          510,059       224,047       184,616        83,861        86,628
Interest expense                       14,544        73,424        85,998        69,502        41,004
                                  -----------   -----------   -----------   -----------   -----------
Total benefits and expenses       $   747,915   $   482,449   $   482,382   $   281,884   $   206,619
                                  ===========   ===========   ===========   ===========   ===========
Income tax (benefit) expense      $  (102,810)  $     7,168   $    30,779   $    30,344   $     8,154
                                  ===========   ===========   ===========   ===========   ===========
Net (loss) income                 $  (165,257)  $    33,099   $    64,817   $    76,169   $    34,767
                                  ===========   ===========   ===========   ===========   ===========
STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets /b/                  $23,708,585   $28,009,782   $31,702,705   $30,881,579   $18,848,273
                                  ===========   ===========   ===========   ===========   ===========
Future fees payable to parent     $   708,249   $   799,472   $   934,410   $   576,034   $   368,978
                                  ===========   ===========   ===========   ===========   ===========
Surplus notes                     $   110,000   $   144,000   $   159,000   $   179,000   $   193,000
                                  ===========   ===========   ===========   ===========   ===========
Shareholder's equity              $   683,061   $   577,668   $   496,911   $   359,434   $   250,417
                                  ===========   ===========   ===========   ===========   ===========

/a./ On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

/b./ These items are significantly impacted by equity market volatility.

/c./ For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

/d./ During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

/e./ Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                         2002        2001       2000
                                      ---------   ---------   ---------
Commissions and purchase credits      $ 287,612   $ 248,187   $ 430,743
General operating expenses              145,438     157,704     214,957
Acquisition costs deferred             (244,322)   (209,136)   (495,103)
                                      ---------   ---------   ---------
Underwriting, acquisition and other
   insurance expenses                 $ 188,728   $ 196,755   $ 150,597
                                      =========   =========   =========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving, the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of
   American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.


/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                      As of December 31,
                                                                  -------------------------
                                                                      2002          2001
                                                                  -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
      and $356,882, respectively)                                 $   398,601   $   362,831
   Equity securities - at fair value (amortized cost of $52,017
      and $49,886, respectively)                                       51,769        45,083
   Derivative instruments - at fair value                              10,370         5,525
   Policy loans                                                         7,559         6,559
                                                                  -----------   -----------
      Total investments                                               468,299       419,998
Cash and cash equivalents                                              51,339            --
Accrued investment income                                               4,196         4,737
Deferred acquisition costs                                          1,117,544     1,383,281
Reinsurance receivable                                                  5,447         7,733
Receivable from affiliates                                              3,961         3,283
Income tax receivable                                                      --        30,537
Deferred income taxes                                                  38,206            --
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                       12,132        17,752
Other assets                                                          101,848       103,912
Separate account assets                                            21,905,613    26,038,549
                                                                  -----------   -----------
      Total assets                                                $23,708,585   $28,009,782
                                                                  ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits                  $   149,349   $    91,126
Accounts payable and accrued expenses                                 133,543       192,952
Income tax payable                                                      6,547            --
Deferred income taxes                                                      --        54,980
Payable to affiliates                                                   2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")                 708,249       799,472
Short-term borrowing                                                   10,000        10,000
Surplus notes                                                         110,000       144,000
Separate account liabilities                                       21,905,613    26,038,549
                                                                  -----------   -----------
      Total liabilities                                            23,025,524    27,432,114
                                                                  -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                               2,500         2,500
Additional paid-in capital                                            595,049       335,329
Retained earnings                                                      73,821       239,078
Accumulated other comprehensive income                                 11,691           761
                                                                  -----------   -----------
      Total shareholder's equity                                      683,061       577,668
                                                                  -----------   -----------
      Total liabilities and shareholder's equity                  $23,708,585   $28,009,782
                                                                  ===========   ===========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                  For the Years Ended
                                                                     December 31,
                                                           -------------------------------
                                                              2002       2001       2000
                                                           ---------   --------   --------
REVENUES
Annuity and life insurance charges and fees                $ 370,004   $388,696   $424,578
Fee income                                                    97,650    111,196    130,610
Net investment income                                         19,632     20,126     18,595
Net realized capital (losses) gains                           (9,614)       928       (688)
Other                                                          2,176      1,770      4,883
                                                           ---------   --------   --------
      Total revenues                                         479,848    522,716    577,978
                                                           ---------   --------   --------

EXPENSES
Benefits:
   Annuity and life insurance benefits                         3,391      1,955        751
   Change in annuity and life insurance policy reserves        2,741    (39,898)    49,339
   Guaranteed minimum death benefit claims, net of hedge      23,256     20,370      2,618
   Return credited to contract owners                          5,196      5,796      8,463
                                                           ---------   --------   --------
      Total benefits                                          34,584    (11,777)    61,171
Other:
   Underwriting, acquisition and other insurance
      expenses                                               188,728    196,755    150,597
   Amortization of deferred acquisition costs                510,059    224,047    184,616
   Interest expense                                           14,544     73,424     85,998
                                                           ---------   --------   --------
                                                             713,331    494,226    421,211
                                                           ---------   --------   --------
   Total benefits and expenses                               747,915    482,449    482,382
                                                           ---------   --------   --------
   (Loss) income from operations before income tax
      (benefit) expense                                     (268,067)    40,267     95,596
      Income tax (benefit) expense                          (102,810)     7,168     30,779
                                                           ---------   --------   --------
         Net (loss) income                                 $(165,257)  $ 33,099   $ 64,817
                                                           =========   ========   ========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                           Accumulated Other
                                                                         Comprehensive Income
                                                                       ------------------------
                                              Additional                 Foreign     Unrealized
                                     Common     Paid in     Retained     Currency       Gains
                                      Stock     Capital     Earnings   Translation     (Losses)     Total
                                     ------   ----------   ---------   -----------   ----------   ---------
As of December 31, 1999              $2,500    $215,879    $ 141,162      $ 148          ($255)   $ 359,434
Net income                                                    64,817                                 64,817
Other comprehensive income:
   Unrealized capital gains                                                                843          843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                            433          433
   Foreign currency translation                                             (66)                        (66)
                                                                                                  ---------
Other comprehensive income                                                                            1,210
                                                                                                  ---------
Comprehensive income                                                                                 66,027
Capital contributions                            71,450                                              71,450
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2000               2,500     287,329      205,979         82          1,021      496,911
Net income                                                    33,099                                 33,099
Other comprehensive loss:
   Unrealized capital losses                                                              (261)        (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                            (14)         (14)
   Foreign currency translation                                             (67)                        (67)
                                                                                                  ---------
Other comprehensive loss                                                                               (342)
                                                                                                  ---------
Comprehensive income                                                                                 32,757
Capital contributions                            48,000                                              48,000
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2001               2,500     335,329      239,078         15            746      577,668
Net loss                                                    (165,257)                              (165,257)
Other comprehensive income:
   Unrealized capital gains                                                             10,434       10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                          1,126        1,126
   Foreign currency translation                                            (630)                       (630)
                                                                                                  ---------
Other comprehensive income                                                                           10,930
                                                                                                  ---------
Comprehensive loss                                                                                 (154,327)
Capital contributions                           259,720                                             259,720
                                     ------    --------    ---------      -----        -------    ---------
As of December 31, 2002              $2,500    $595,049    $  73,821      $(615)       $12,306    $ 683,061

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      ---------------------------------
                                                                         2002        2001        2000
                                                                      ---------   ---------   ---------
Cash flow from operating activities:
   Net (loss) income                                                  $(165,257)  $  33,099   $  64,817
   Adjustments to reconcile net (loss) income to net
      cash (used in) provided by operating activities:
      Amortization and depreciation                                      21,649      13,374       5,758
      Deferral of acquisition costs                                    (244,322)   (209,136)   (495,103)
      Amortization of deferred acquisition costs                        510,059     224,047     184,616
      Deferred tax (benefit) expense                                    (99,071)     46,215      60,023
      Change in unrealized (gains) losses on derivatives                 (5,149)      2,902      (2,936)
      Increase (decrease) in policy reserves                              3,293     (38,742)     50,892
      (Decrease) increase in net receivable/payable to affiliates       (99,490)    103,496     (72,063)
      Change in net income tax receivable/payable                        37,084       4,083     (58,888)
      Increase in other assets                                           (9,546)    (12,105)    (65,119)
      Decrease (increase) in accrued investment income                      541         472      (1,155)
      Decrease (increase) in reinsurance receivable                       2,286      (1,849)        420
      (Decrease) increase in accounts payable and accrued
expenses                                                                (59,409)     55,912     (21,550)
      Net realized capital (gains) losses on derivatives                (26,654)    (14,929)      5,554
      Net realized capital losses (gains) on investments                  9,616        (928)        688
                                                                      ---------   ---------   ---------
         Net cash (used in) provided by operating activities           (124,370)    205,911    (344,046)
                                                                      ---------   ---------   ---------
Cash flow from investing activities:
      Purchase of fixed maturity investments                           (388,053)   (462,820)   (380,737)
      Proceeds from sale and maturity of fixed
         maturity investments                                           367,263     390,816     303,736
      Purchase of derivatives                                           (61,998)   (103,533)    (14,781)
      Proceeds from exercise or sale of derivative instruments           88,956     113,051       5,936
      Purchase of shares in equity securities and dividend
reinvestments                                                           (49,713)    (55,430)    (18,136)
      Proceeds from sale of shares in equity securities                  34,220      25,228       8,345
      Purchase of fixed assets                                           (2,423)    (10,773)     (7,348)
      Increase in policy loans                                           (1,000)     (2,813)     (2,476)
                                                                      ---------   ---------   ---------
         Net cash used in investing activities                          (12,748)   (106,274)   (105,461)
                                                                      ---------   ---------   ---------
Cash flow from financing activities:
      Capital contribution                                              259,720      48,000      71,450
      Pay down of surplus notes                                         (34,000)    (15,000)    (20,000)
      (Decrease) increase in future fees payable to ASI, net            (91,223)   (137,355)    358,376
      Deposits to contract owner accounts                               808,209      59,681     172,441
      Withdrawals from contract owner accounts                         (164,964)   (130,476)   (102,603)
      Change in contract owner accounts, net of investment earnings    (588,315)     62,875     (55,468)
                                                                      ---------   ---------   ---------
         Net cash provided by (used in) financing activities            189,427    (112,275)    424,196
                                                                      ---------   ---------   ---------
             Net increase (decrease) in cash and cash equivalents        52,309     (12,638)    (25,311)
         Change in foreign currency translation                            (970)       (103)       (101)
         Cash and cash equivalents at beginning of period                    --      12,741      38,153
         Cash and cash equivalents at end of period                   $  51,339   $      --   $  12,741
                                                                      =========   =========   =========
      Income taxes (received) paid                                    $ (40,823)  $ (43,130)  $  29,644
                                                                      =========   =========   =========
      Interest paid                                                   $  23,967   $  56,831   $ 114,394
                                                                      =========   =========   =========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F.   State Insurance Licenses

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                            2002         2001         2000
                                         ----------   ----------   ----------
Balance at beginning of year             $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
   year                                     244,322      209,136      495,103
Acquisition costs amortized during the
   year                                    (510,059)    (224,047)    (184,616)
                                         ----------   ----------   ----------
Balance at end of year                   $1,117,544   $1,383,281   $1,398,192
                                         ==========   ==========   ==========

          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $270,969     $15,658      $ (78)      $286,549
Obligations of state and political
   subdivisions                            253           9         (1)           261
Corporate securities                   108,200       3,631        (40)       111,791
                                      --------     -------      -----       --------
      Totals                          $379,422     $19,298      $(119)      $398,601
                                      ========     =======      =====       ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                   Amortized
                                      Cost     Fair Value
                                   ---------   ----------
Due in one year or less             $ 12,793    $ 12,884
Due after one through five years     165,574     171,830
Due after five through ten years     186,609     198,913
Due after ten years                   14,446      14,974
                                    --------    --------
   Total                            $379,422    $398,601
                                    ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                        Cost        Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $198,136     $2,869        $(413)     $200,592
Obligations of state and political
   subdivisions                            252          8           --           260
Corporate securities                   158,494      4,051         (566)      161,979
                                      --------     ------        -----      --------
      Totals                          $356,882     $6,928        $(979)     $362,831
                                      ========     ======        =====      ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                    Gross        Gross
                 Unrealized   Unrealized     Fair
         Cost       Gains       Losses      Value
       -------   ----------   ----------   -------
2002   $52,017      $136       $  (384)    $51,769
2001   $49,886      $122       $(4,925)    $45,083

     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                     2002       2001      2000
                                   --------   -------   -------
Fixed maturities:
   Gross gains                     $  8,213   $ 8,849   $ 1,002
   Gross losses                      (4,468)   (4,387)   (3,450)
Investment in equity securities:
   Gross gains                           90       658     1,913
   Gross losses                     (13,451)   (4,192)     (153)
                                   --------   -------   -------
      Totals                       $ (9,616)  $   928   $  (688)
                                   ========   =======   =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                      Fair Value
-------------------------------------------   ----------
U.S. Treasury Note, 6.25%, February 2003        $4,345
U.S. Treasury Note, 3.00%, November 2003           183
Puerto Rico Commonwealth, 4.60%, July 2004         210
Puerto Rico Commonwealth, 4.875%, July 2023         52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                    December 31, 2002             December 31, 2001
                               ---------------------------   ---------------------------
                               Fair Value   Carrying Value   Fair Value   Carrying Value
                               ----------   --------------   ----------   --------------
Assets
Fixed Maturities                $398,601       $398,601       $362,831       $362,831
Equity Securities                 51,769         51,769         45,083         45,083
Derivative Instruments            10,370         10,370          5,525          5,525
Policy Loans                       7,559          7,559          6,559          6,559

Liabilities
Future Fees Payable to ASI       429,773        708,249        546,357        799,472
Short-term Borrowing              10,000         10,000         10,000         10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                  140,777        139,230        174,454        169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                              2002      2001      2000
                            -------   -------   -------
Fixed maturities            $18,015   $18,788   $13,502
Cash and cash equivalents     1,116       909     5,209
Equity securities               809       622        99
Policy loans                    403       244        97
                            -------   -------   -------
Total investment income      20,343    20,563    18,907
Investment expenses            (711)     (437)     (312)
                            -------   -------   -------
Net investment income       $19,632   $20,126   $18,595
                            =======   =======   =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                               2002       2001       2000
                                            ---------   --------   --------
Current tax benefit                         $  (3,739)  $(39,047)  $(29,244)
Deferred tax expense, excluding operating
   loss carryforwards                          35,915     60,587     60,023
Deferred tax benefit for operating and
   capital loss carryforwards                (134,986)   (14,372)        --
                                            ---------   --------   --------
      Total income tax (benefit) expense    $(102,810)  $  7,168   $ 30,779
                                            =========   ========   ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                 2002        2001
                                              ---------   ---------
Deferred tax assets:
   GAAP to tax reserve differences            $ 165,348   $ 241,503
   Future fees payable to ASI                    21,475      63,240
   Deferred compensation                         20,603      20,520
   Net operating loss carry forward             147,360      14,372
   Other                                          6,530      17,276
                                              ---------   ---------
      Total deferred tax assets                 361,316     356,911
                                              ---------   ---------
Deferred tax liabilities:
   Deferred acquisition costs, net             (312,933)   (404,758)
   Net unrealized gains on fixed
      maturity securities                        (6,713)     (2,082)
   Other                                         (3,464)     (5,051)
                                              ---------   ---------
      Total deferred tax liabilities           (323,110)   (411,891)
                                              ---------   ---------
         Net deferred tax asset (liability)   $  38,206   $ (54,980)
                                              =========   =========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                       2002       2001      2000
                                                    ---------   -------   -------
(Loss) income before taxes
   Domestic                                         $(265,361)  $42,886   $98,136
   Foreign                                             (2,706)   (2,619)   (2,540)
                                                    ---------   -------   -------
   Total                                             (268,067)   40,267    95,596
   Income tax rate                                         35%       35%       35%
                                                    ---------   -------   -------
Tax (benefit) expense at federal statutory income
   tax rate                                           (93,823)   14,093    33,459
Tax effect of:
   Dividend received deduction                        (12,250)   (8,400)   (7,350)
   Losses of foreign subsidiary                           947       917       889
   Meals and entertainment                                603       603       841
   State income taxes                                      --       (62)     (524)
   Federal provision to return differences                709      (177)    3,235
   Other                                                1,004       194       229
                                                    ---------   -------   -------
      Income tax (benefit) expense                  $(102,810)  $ 7,168   $30,779
                                                    =========   =======   =======

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 4,847    $ 1,616
2004                    5,275      1,773
2005                    5,351      1,864
2006                    5,328      1,940
2007                    5,215      1,788
2008 and thereafter    19,629      7,380
                      -------    -------
Total                 $45,645    $16,361
                      =======    =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

              Closing    Effective     Contract Issue     Discount    Present
Transaction     Date        Date           Period           Rate       Value
-----------   --------   ---------   ------------------   --------   --------
  1996-1      12/17/96     9/1/96     1/1/94 - 6/30/96       7.5%    $ 50,221
  1997-1       7/23/97     6/1/97     3/1/96 - 4/30/97       7.5%      58,767
  1997-2      12/30/97    12/1/97     5/1/95 - 12/31/96      7.5%      77,552
  1997-3      12/30/97    12/1/97     5/1/96 - 10/31/97      7.5%      58,193
  1998-1       6/30/98     6/1/98     1/1/97 - 5/31/98       7.5%      61,180
  1998-2      11/10/98    10/1/98     5/1/97 - 8/31/98       7.0%      68,573
  1998-3      12/30/98    12/1/98     7/1/96 - 10/31/98      7.0%      40,128
  1999-1       6/23/99     6/1/99     4/1/94 - 4/30/99       7.5%     120,632
  1999-2      12/14/99    10/1/99    11/1/98 - 7/31/99       7.5%     145,078
  2000-1       3/22/00     2/1/00     8/1/99 - 1/31/00       7.5%     169,459
  2000-2       7/18/00     6/1/00     2/1/00 - 4/30/00      7.25%      92,399
  2000-3      12/28/00    12/1/00     5/1/00 - 10/31/00     7.25%     107,291
  2000-4      12/28/00    12/1/00     1/1/98 - 10/31/00     7.25%     107,139
  2002-1       4/12/02     3/1/02    11/1/00 - 12/31/01     6.00%     101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

 Year    Amount
-----   --------
2003    $186,854
2004     171,093
2005     147,902
2006     117,761
2007      66,270
2008      18,369
        --------
Total   $708,249
        ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 1,913     $  426
2004                    1,982        455
2005                    2,050        500
2006                    2,050        533
2007                    2,050        222
2008 and thereafter     8,789          0
                      -------     ------
Total                 $18,834     $2,136
                      =======     ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

                                                  Gross      Ceded       Net
                                                --------   --------   --------
2002
----
Annuity and life insurance charges and fees     $406,272   $(36,268)  $370,004
Return credited to contract owners              $  5,221   $    (25)  $  5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)         $154,588   $ 34,140   $188,728
Amortization of deferred acquisition costs      $542,945   $(32,886)  $510,059

2001
----
Annuity and life insurance charges and fees     $430,914   $(42,218)  $388,696
Return credited to contract owners              $  5,704   $     92   $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $163,677   $ 33,078   $196,755
Amortization of deferred acquisition costs      $231,290   $ (7,243)  $224,047

2000
----
Annuity and life insurance charges and fees     $473,318   $(48,740)  $424,578
Return credited to contract owners              $  8,540   $    (77)  $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $108,399   $ 42,198   $150,597
Amortization of deferred acquisition costs      $205,174   $(20,558)  $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                   Liability as of          Interest Expense
                                    December 31,              For the Years
                     Interest   -------------------   ---------------------------
  Note Issue Date      Rate       2002       2001       2002      2001      2000
------------------   --------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                       Three Months Ended
                                           ------------------------------------------
                  2002                     March 31    June 30    Sept. 30    Dec. 31
----------------------------------------   --------   --------   ---------   --------
Premiums and other insurance revenues*     $118,797   $126,614   $ 115,931   $108,488
Net investment income                         4,965      4,714       5,128      4,825
Net realized capital losses                  (1,840)    (1,584)     (2,327)    (3,863)
                                           --------   --------   ---------   --------
Total revenues                              121,922    129,744     118,732    109,450
Benefits and expenses*                      112,759    160,721     323,529    150,906
                                           --------   --------   ---------   --------
Pre-tax net income (loss)                     9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                  1,703    (11,746)    (72,754)   (20,013)
                                           --------   --------   ---------   --------
Net income (loss)                          $  7,460   $(19,231)  $(132,043)  $(21,443)
                                           ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                       Three Months Ended
                                           ------------------------------------------
                  2001                     March 31    June 30    Sept. 30    Dec. 31
----------------------------------------   --------   --------   ---------   --------
Premiums and other insurance revenues***   $130,885   $128,465   $ 122,708   $119,604
Net investment income**                       5,381      4,997       5,006      4,742
Net realized capital gains (losses)           1,902        373         376     (1,723)
                                           --------   --------   ---------   --------
Total revenues                              138,168    133,835     128,090    122,623
Benefits and expenses**  ***                122,729    110,444     123,307    125,969
                                           --------   --------   ---------   --------
Pre-tax net income (loss)                    15,439     23,391       4,783     (3,346)
Income tax expense (benefit)                  4,034      7,451        (480)    (3,837)
                                           --------   --------   ----------  --------
Net income                                 $ 11,405   $ 15,940   $   5,263   $    491
                                           ========   ========   =========   ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                       Three Months Ended
                                           ------------------------------------------
                  2000                     March 31    June 30    Sept. 30    Dec. 31
----------------------------------------   --------   --------   ---------   --------
Premiums and other insurance revenues      $137,040   $139,346   $ 147,819   $135,866
Net investment income****                     4,343      4,625       4,619      5,008
Net realized capital gains (losses)             729     (1,436)       (858)       877
Total revenues                              142,112    142,535     151,580    141,751
Benefits and expenses****                   107,893    122,382     137,843    114,264
Pre-tax net income                           34,219     20,153      13,737     27,487
Income tax expense                           10,038      5,225       3,167     12,349
Net income                                 $ 24,181   $ 14,928   $  10,570   $ 15,138
                                           ========   ========   =========   ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under this Annuity. The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Wells Fargo
Variable Trust -
International
Equity (2000)
   With No
   Optional
   Benefits
   Unit Price      $      5.60        7.37       8.90         --         --         --         --         --         --         --
   Number of Units     256,963     205,255    127,257         --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.83          --         --         --         --         --         --         --         --         --
   Number of Units       4,125          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Small Cap Growth
(1999)
   With No
   Optional
   Benefits
   Unit Price      $      5.72        9.38      12.58      16.48         --         --         --         --         --         --
   Number of Units     775,726     900,655    902,955    247,735         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.74          --         --         --         --         --         --         --         --         --
   Number of Units       2,121          --         --         --         --         --         --         --         --         --
   With Both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Growth (1994)
   With No
   Optional
   Benefits
   Unit Price      $     13.77       18.83      23.64      27.75      23.37      18.40      15.90      13.18      10.34         --
   Number of Units   2,938,967   3,783,815  4,373,354  4,625,477  4,314,842  3,907,919  2,096,545    823,247    204,067         --
   With One
   Optional
   Benefit
   Unit Price      $      9.59          --         --         --         --         --         --         --         --         --
   Number of Units       1,090          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Wells Fargo
Variable Trust--
Large Company
Growth (1999)
   With No
   Optional
   Benefits
   Unit Price      $      6.50        9.16      11.75      11.98         --         --         --         --         --         --
   Number of Units   1,737,225   1,900,437  1,563,551    189,740         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.36          --         --         --         --         --         --         --         --         --
   Number of Units       8,608          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Equity Value
(1998)
   With No
   Optional
   Benefits
   Unit Price      $      6.61        8.83       9.56       9.17       9.53         --         --         --         --         --
   Number of Units   2,835,243   3,705,869  4,442,888  2,826,839  1,148,849         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.97          --         --         --         --         --         --         --         --         --
   Number of Units         900          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Equity Income
(1999)
   With No
   Optional
   Benefits
   Unit Price      $      7.46        9.37      10.05       9.96         --         --         --         --         --         --
   Number of Units   1,361,988   1,019,937    502,986    136,006         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.25          --         --         --         --         --         --         --         --         --
   Number of Units     196,720          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.90          --         --         --         --         --         --         --         --         --
   Number of Units      10,707          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Asset Allocation
(1994)
   With No
   Optional
   Benefits
   Unit Price      $     17.43       20.28      22.11      22.20      20.59      16.67      13.99      12.73      10.01         --
   Number of Units   8,336,977  10,328,629 11,237,827 10,783,373  7,584,157  5,186,216  3,700,609  1,991,150    743,176         --
   With One
   Optional
   Benefit
   Unit Price      $      9.82          --         --         --         --         --         --         --         --         --
   Number of Units       2,641          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

Wells Fargo
Variable Trust--
Total Return Bond 1
(1999)
   With No
   Optional
   Benefits
   Unit Price      $     12.16       11.44      10.81       9.94         --         --         --         --         --         --
   Number of Units   2,451,502   2,978,591  3,634,317  3,758,299         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $     10.21          --         --         --         --         --         --         --         --         --
   Number of Units          74          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Wells Fargo
Variable Trust--
Money Market
(1994)
   With No
   Optional
   Benefits
   Unit Price      $     12.82       12.84      12.55      12.04      11.68      11.31      10.92      10.58      10.18         --
   Number of Units   5,391,441   5,952,104  3,440,514  3,500,017  2,250,003  1,304,834  1,157,342    521,291    144,050         --
   With One
   Optional
   Benefit
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

AST William Blair
International
Growth 2 (1997)
   With No
   Optional
   Benefits
   Unit Price      $      9.92       13.54      17.96      24.16      13.41      11.70         --         --         --         --
   Number of Units  29,062,215  40,507,419 57,327,711 61,117,418 43,711,763 21,405,891         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.72          --         --         --         --         --         --         --         --         --
   Number of Units     835,523          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.72          --         --         --         --         --         --         --         --         --
   Number of Units      78,368          --         --         --         --         --         --         --         --         --

AST American
Century
International
Growth 3 (1997)
   With No
   Optional
   Benefits
   Unit Price      $     10.20       12.85      17.92      21.66      13.30      11.35         --         --         --         --
   Number of Units  31,813,722  37,487,425 17,007,352  6,855,601  5,670,336  2,857,188         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.52          --         --         --         --         --         --         --         --         --
   Number of Units   2,252,674          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.69          --         --         --         --         --         --         --         --         --
   Number of Units     116,123          --         --         --         --         --         --         --         --         --

AST PBHG Small-Cap
Growth 4 (1994)
   With No
   Optional
   Benefits
   Unit Price      $     12.83       19.84      21.51      42.08      17.64      17.28      16.54      13.97      10.69         --
   Number of Units  17,093,250  23,048,821 25,535,093 32,134,969 15,003,001 14,662,728 12,282,211  6,076,373  2,575,105         --
   With One
   Optional
   Benefit
   Unit Price      $      6.92          --         --         --         --         --         --         --         --         --
   Number of Units   1,970,250          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.48          --         --         --         --         --         --         --         --         --
   Number of Units      47,261          --         --         --         --         --         --         --         --         --

AST DeAM Small-Cap
Growth 5 (1999)
   With No
   Optional
   Benefits
   Unit Price      $      6.13        8.46      11.98      15.37         --         --         --         --         --         --
   Number of Units  44,042,514  60,703,791 63,621,279 53,349,003         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      7.67          --         --         --         --         --         --         --         --         --
   Number of Units     639,695          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.71          --         --         --         --         --         --         --         --         --
   Number of Units      12,122          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST Goldman Sachs
Small-Cap Value 6
(1998)
   With No
   Optional
   Benefits
   Unit Price      $     13.72       15.12      13.95      10.57       9.85         --         --         --         --         --
   Number of Units  20,004,839  26,220,860 15,193,053  6,597,544  4,081,870         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.26          --         --         --         --         --         --         --         --         --
   Number of Units   1,492,775          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $     10.09          --         --         --         --         --         --         --         --         --
   Number of Units         624          --         --         --         --         --         --         --         --         --

AST Gabelli
Small-Cap Value 7
(1997)
   With No
   Optional
   Benefits
   Unit Price      $     12.58       14.08      13.35      11.11      11.20      12.70         --         --         --         --
   Number of Units  32,549,396  35,483,530 23,298,524 21,340,168 24,700,211 14,612,510         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      9.30          --         --         --         --         --         --         --         --         --
   Number of Units   6,141,523          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $     10.08          --         --         --         --         --         --         --         --         --
   Number of Units     209,790          --         --         --         --         --         --         --         --         --

AST Goldman Sachs
Mid-Cap Growth 8
(2000)
   With No
   Optional
   Benefits
   Unit Price      $      2.78        3.88       6.58         --         --         --         --         --         --         --
   Number of Units  16,748,577  17,045,776  9,426,102         --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      7.97          --         --         --         --         --         --         --         --         --
   Number of Units   1,273,118          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.87          --         --         --         --         --         --         --         --         --
   Number of Units      66,279          --         --         --         --         --         --         --         --         --

AST Neuberger
Berman Mid-Cap
Growth 9 (1994)
   With No
   Optional
   Benefits
   Unit Price      $     12.86       18.95      25.90      28.58      19.15      16.10      13.99      12.20       9.94         --
   Number of Units  19,674,777  25,717,164 26,517,850 13,460,525 13,389,289 11,293,799  9,563,858  3,658,836    301,267         --
   With One
   Optional
   Benefit
   Unit Price      $      7.41          --         --         --         --         --         --         --         --         --
   Number of Units   2,175,250          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.51          --         --         --         --         --         --         --         --         --
   Number of Units      44,760          --         --         --         --         --         --         --         --         --

AST Neuberger
Berman Mid-Cap
Value 10 (1993)
   With No
   Optional
   Benefits
   Unit Price      $     17.78       20.16      21.09      16.78      16.10      16.72      13.41      12.20       9.81      10.69
   Number of Units  37,524,187  47,298,313 44,558,699 37,864,586 16,410,121 11,745,440  9,062,152  8,642,186  7,177,232  5,390,887
   With One
   Optional
   Benefit
   Unit Price      $      8.96          --         --         --         --         --         --         --         --         --
   Number of Units   5,118,558          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.98          --         --         --         --         --         --         --         --         --
   Number of Units     163,415          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST Alger All-Cap
Growth (2000)
   With No
   Optional
   Benefits
   Unit Price      $      3.51        5.54       6.74         --         --         --         --         --         --         --
   Number of Units  85,441,507 125,442,916 28,229,631         --         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      6.80          --         --         --         --         --         --         --         --         --
   Number of Units     658,419          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.36          --         --         --         --         --         --         --         --         --
   Number of Units       6,409          --         --         --         --         --         --         --         --         --

AST MFS Growth
(1999)
   With No
   Optional
   Benefits
   Unit Price      $      5.68        8.02      10.38      11.27         --         --         --         --         --         --
   Number of Units  85,193,279 117,716,242  7,515,486    409,467         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      7.58          --         --         --         --         --         --         --         --         --
   Number of Units   2,930,432          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.47          --         --         --         --         --         --         --         --         --
   Number of Units     134,574          --         --         --         --         --         --         --         --         --

AST Marsico
Capital Growth
(1997)
   With No
   Optional
   Benefits
   Unit Price      $     11.44       13.74      17.81      21.06      14.00      10.03         --         --         --         --
   Number of Units  81,046,482  85,895,802 94,627,691 78,684,943 40,757,449    714,309         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.32          --         --         --         --         --         --         --         --         --
   Number of Units  10,144,317          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.51          --         --         --         --         --         --         --         --         --
   Number of Units     457,013          --         --         --         --         --         --         --         --         --

AST Goldman Sachs
Concentrated
Growth 11 (1992)
   With No
   Optional
   Benefits
   Unit Price      $     19.17       27.71      41.14      60.44      39.54      23.83      18.79      14.85      10.91      11.59
   Number of Units  56,016,467  84,116,221 99,250,773 94,850,623 80,631,598 62,486,302 46,779,164 28,662,737 22,354,170 13,603,637
   With One
   Optional
   Benefit
   Unit Price      $      7.67          --         --         --         --         --         --         --         --         --
   Number of Units   1,349,939          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.46          --         --         --         --         --         --         --         --         --
   Number of Units      41,632          --         --         --         --         --         --         --         --         --

AST Cohen & Steers
Realty (1998)
   With No
   Optional
   Benefits
   Unit Price      $     10.67       10.54      10.39       8.35       8.28         --         --         --         --         --
   Number of Units  14,017,528  12,268,426 11,891,188  6,224,365  3,771,461         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $     10.08          --         --         --         --         --         --         --         --         --
   Number of Units   1,563,489          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $     10.33          --         --         --         --         --         --         --         --         --
   Number of Units      41,098          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
AST American
Century Income &
Growth 12 (1997)
   With No
   Optional
   Benefits
   Unit Price      $     10.16       12.86      14.24      16.19      13.35      12.06         --         --         --         --
   Number of Units  22,410,834  27,386,278 32,388,202 21,361,995 13,845,190  9,523,815         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.25          --         --         --         --         --         --         --         --         --
   Number of Units   1,751,136          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.89          --         --         --         --         --         --         --         --         --
   Number of Units      36,829          --         --         --         --         --         --         --         --         --

AST INVESCO
Capital Income
13 (1994)
   With No
   Optional
   Benefits
   Unit Price      $     16.14       19.84      22.01      21.31      19.34      17.31      14.23      12.33       9.61         --
   Number of Units  37,055,825  48,595,962 50,171,495 46,660,160 40,994,187 33,420,274 23,592,226 13,883,712  6,633,333         --
   With One
   Optional
   Benefit
   Unit Price      $      8.34          --         --         --         --         --         --         --         --         --
   Number of Units   2,110,071          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.90          --         --         --         --         --         --         --         --         --
   Number of Units      30,714          --         --         --         --         --         --         --         --         --

AST PIMCO Total
Return Bond (1994)
   With No
   Optional
   Benefits
   Unit Price      $     16.65       15.46      14.40      13.09      13.43      12.44      11.48      11.26       9.61         --
   Number of Units 113,007,310  99,028,465 82,545,240 73,530,507 64,224,618 44,098,036 29,921,643 19,061,840  4,577,708         --
   With One
   Optional
   Benefit
   Unit Price      $     10.57          --         --         --         --         --         --         --         --         --
   Number of Units  20,544,075          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $     10.17          --         --         --         --         --         --         --         --         --
   Number of Units     604,147          --         --         --         --         --         --         --         --         --

AST PIMCO Limited
Maturity Bond
(1995)
   With No
   Optional
   Benefits
   Unit Price      $     14.26       13.61      12.79      11.96      11.73      11.26      10.62      10.37         --         --
   Number of Units  61,707,894  42,410,807 31,046,956 32,560,943 28,863,932 25,008,310 18,894,375 15,058,644         --         --
   With One
   Optional
   Benefit
   Unit Price      $     10.34          --         --         --         --         --         --         --         --         --
   Number of Units  11,274,642          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $     10.08          --         --         --         --         --         --         --         --         --
   Number of Units     215,314          --         --         --         --         --         --         --         --         --

The Montgomery
Variable Series--
MV Emerging
Markets (1996)
   With No
   Optional
   Benefits
   Unit Price      $      5.79        6.50       7.09      10.06       6.19      10.05      10.25         --         --         --
   Number of Units  10,957,884  14,095,135 12,899,472 12,060,036 10,534,383 10,371,104  2,360,940         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.66          --         --         --         --         --         --         --         --         --
   Number of Units     283,466          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.93          --         --         --         --         --         --         --         --         --
   Number of Units      21,816          --         --         --         --         --         --         --         --         --

                                                               Year Ended December 31,
                   ---------------------------------------------------------------------------------------------------------------
Sub-account            2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
------------------ ----------- ----------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
INVESCO VIF--
Technology (1999)
   With No
   Optional
   Benefits
   Unit Price      $      3.49        6.66      12.48      16.52         --         --         --         --         --         --
   Number of Units  18,830,138  26,652,622 29,491,113  4,622,242         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      5.50          --         --         --         --         --         --         --         --         --
   Number of Units     293,307          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price               --          --         --         --         --         --         --         --         --         --
   Number of Units          --          --         --         --         --         --         --         --         --         --

INVESCO VIF--
Health Sciences
(1999)
   With No
   Optional
   Benefits
   Unit Price      $      9.37       12.58      14.59      11.34         --         --         --         --         --         --
   Number of Units  11,475,199  17,419,141 19,381,405    786,518         --         --         --         --         --         --
   With One
   Optional
   Benefit
   Unit Price      $      8.00          --         --         --         --         --         --         --         --         --
   Number of Units     475,873          --         --         --         --         --         --         --         --         --
   With both
   Optional
   Benefits
   Unit Price      $      9.51          --         --         --         --         --         --         --         --         --
   Number of Units       5,444          --         --         --         --         --         --         --         --         --

1. Effective May 1, 2003, the WFVT Corporate Bond portfolio changed its name to WFVT Total Return Bond portfolio. This name change was made in conjunction with a change in investment strategy.

2. Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."

3. This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.

4. Effective September 17, 2001, Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."

5. Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."

6. Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."

7. Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."

8. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."

9. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."

10. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."

11. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

12. Effective May 3, 1999, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."

13. Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

Growth   =      Account Value of variable      minus   Purchase Payments - proportional
             investment options plus Interim
              Value of Fixed Allocations (no
                       MVA applies)                              withdrawals

Example with market increase

Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

Growth   =  $75,000 - [$50,000 - $0]
         =  $25,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

         =  $25,000 * 0.40
         =  $10,000

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
         =  $85,000

Examples with market decline

Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

Growth   =  $45,000 - [$50,000 - $0]
         =  $-5,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
         NO BENEFIT IS PAYABLE

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
         = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

Growth   =  $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
         =  $90,000 - [$50,000 - $10,000]
         =  $90,000 - $40,000
         =  $50,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
         =  $50,000 * 0.40
         =  $20,000

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
         =  $110,000

Examples of Guaranteed Minimum Death Benefit Calculation

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                         APPENDIX D - SVA PRIOR CONTRACT

Between May 1994 and September 1995, the American Skandia offered a variable annuity under the marketing name Stagecoach Variable Annuity which is no longer being offered ("SVA" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.

The principle differences between the contracts offered by this Prospectus under the marketing name Stagecoach Variable Annuity Plus ("VA+" or "Current Contract") and the Prior Contract relate to the investment options available under the contract, charges made by the Company, and death benefit provisions.

GLOSSARY OF TERMS

One of the definitions used in the SVA contract is slightly different from the definitions used in VA+ contract.

The defined term of "Account Value" used in the VA+ prospectus is the same as the defined term of "Cash Value" in the former SVA Prospectus, the first sentence is replaced with the following:

ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before the assessment of any applicable contingent deferred sales charge and/or any applicable maintenance fee.

EXPENSE EXAMPLES

The Expense Examples for SVA are as follows:

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Contingent Deferred Sales Charges (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charge for the optional benefit that is offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected the optional benefit available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) you make no withdrawals of Account Value during the period shown; (d) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (e) no tax charge applies; (f) the maximum total annual portfolio operating expenses for the underlying Portfolios (shown above) are reflected; and (g) the charge for the optional benefit is reflected as an additional charge equal to 0.25% per year, for the Guaranteed Return Option. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) if you surrender the Annuity at the end of the stated time period; 2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT THE OPTIONAL BENEFIT AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 1197      2089      2880      4949

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  497      1489      2480      4949

If you do not surrender your contract:

1 year   3 years   5 years   10 years
------   -------   -------   --------
  497      1489      2480      4949

FEES AND CHARGES

Annual Maintenance Fee: The Annual Maintenance Fee for SVA is $30 or 2% of your current Account Value which is deducted from Account Value in the Sub-accounts annually and upon surrender. The fee is limited to the Account Value in the Sub-accounts as of the Valuation Period such fee is due. We assess the Annual Maintenance Fee to cover the actual cost of maintaining the Account Values allocated to Sub-accounts and Separate Account B itself. The Annual Maintenance Fee is assessed against the Sub-accounts on a pro-rata basis in relation to the Account Values in each Sub-account as of the Valuation Period for which we price the fee. The representations contained in the section "Administration Charge" are also applicable to the Annual Maintenance Fee. The Annual Maintenance Fee can be increased only for Annuities issued subsequent to the effective date of such change.

MANAGING YOUR ANNUITY

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

The term "auto saver" used in VA+ is the same as the term "bank drafting" used in SVA. For SVA, the minimum initial Purchase Payment that must be met within 12 months, when such a program is utilized, is $1,000, and additional Purchase Payments can be as low as $50 if accompanied by Auto Saver authorization.

MANAGING YOUR ACCOUNT VALUE

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

There is currently no "Rebalancing" available under the SVA contract.

ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS

The percentage of the Additional Amounts on Qualifying Purchase Payments in SVA do not depend on the age of the oldest of any Owner or the Annuitant.

The current breakpoints for SVA for qualifying for the Additional Amounts, and the value of such Additional Amounts on the Valuation Day they are allocated to the Sub-accounts are as follows:

            Purchase Payment                 Additional Amount*
------------------------------------------   ------------------
At least $500,000 but less than $1,000,000          1.25%
Between $1,000,000 and $4,999,999                   3.00%
$5,000,000 or more                                  3.75%

*    as a percentage of the Purchase Payment.

We currently plan to make such a program available. However, we reserve the right to modify, suspend or terminate it at any time, or from time to time, without notice.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE This benefit is not available.

DEATH BENEFIT

The amount of death benefit for SVA during the accumulation period differs from VA+ as follows:

In the accumulation period, a death benefit is payable. If the Annuity is owned by one or more natural persons, it is payable upon the first death of such Owners. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death (if there is no Contingent Annuitant). For applicable deaths occurring prior to age 85 of the deceased, the death benefit is the greater of (a) or (b), less any remaining contingent deferred sales charge if the deceased was age 75 or greater at the time of death, where, (a) is your Account Value in any Sub-accounts plus the Interim Value of your Fixed Allocations; and (b) is the minimum death benefit. In most jurisdictions, the minimum death benefit is the total of each Purchase Payment growing daily at the equivalent of 5% per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of 5% per year, starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where: (A) is the total of all Purchase Payments received; and (B) is the total of all withdrawals of any type. In jurisdictions where such minimum death benefit described above is not available, the minimum death benefit is the total of all Purchase Payments received for your Annuity less the total of all withdrawals of any type from your Annuity. In all jurisdictions, for applicable deaths occurring on or after age 85 of the deceased, the death benefit is the Account Value less any remaining contingent deferred sales charge.

The amount of the death benefit for SVA during the payout phase differs from VA+ as follows:

In the payout phase, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant. For Annuities issued subsequent to our implementation of a change to commutation rights, we do not guarantee any commutation rights unless required by law. For Annuities issued prior to implementation of such change, we will commute any remaining "certain" payments and pay a lump sum if elected by you or, in the absence of specific instructions by you, by the Beneficiary. To the extent permitted by law, we will commute any "certain" payments pursuant to such Annuities using the same interest rate assumed in determining the annuity payments then due.

In the payout phase, we distribute any payments due subsequent to the death of any Owner at least as rapidly as under the method of distribution in effect as of the date of such Owner's death.

Optional Death Benefits

The Optional Death Benefits are not available under the SVA contract.

AMERICAN SKANDIA'S ANNUITY REWARDS

American Skandia's Annuity Rewards is available under the SVA contract.

PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

The Plus40(TM)optional life insurance rider was never available under the SVA contract.

Individual Retirement Programs and Tax Sheltered Annuities

With respect to Individual Retirement Programs such as an individual retirement account or individual retirement annuity ("IRA"), IRAs generally may not provide life insurance, but they may provide a de minimus death benefit. The SVA contract provides an increasing minimum death benefit that might be deemed to be other than a de minimus death benefit, and if so, might be deemed to be life insurance. You are particularly cautioned to seek advice from your own tax advisor on this matter. With respect to a tax sheltered annuity ("TSA"), Purchasers of the SVA contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of Purchase Payments and other tax consequences associated with the contracts. In particular, purchasers should consider that the contract provides an increasing minimum death benefit. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a TSA. Even if the death benefit under the contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her TSA plan.

Annuity Payments

For SVA, there was a change in the minimum assumed interest rate used in determining guaranteed minimum annuity rates and the minimum interest rate applied from the date Cash Value is applied toward annuitization until the first annuity payment. The Annuities first issued had a rate of 4% per year for these purposes. Annuities issued after regulatory approval was obtained for a change had a rate of 3% per year.

Performance Information

The calculation of performance information and the Standard Total Return and the Non-standard Total Return for the SVA Sub-accounts are set forth in the VA+ Statement of Additional Information.

                       APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

American Skandia's Performance Advantage was offered in those states where approved, between May 15, 1999 and April 30, 2001. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.

GLOSSARY OF TERMS

When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

[X] You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

[X] You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

[X] within 12 months after the date a Target Value Credit was allocated to your Account Value; or

[X] within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

              APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.

The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY

The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

[X] If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider if you die within 24 months of its effective date.

[X] If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

[X] If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

[X] If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

[X] If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

[X] If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

[X] On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM)rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

[X] The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

[X] The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER

The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

Attained Age   Percentage of
                Account Value
------------   --------------
  Age 40-75          .80%
  Age 76-80          1.60%
  Age 81-85          3.20%
  Age 86-90          4.80%
   Age 91            6.50%
   Age 92            7.50%
   Age 93            8.50%
   Age 94            9.50%
   Age 95           10.50%

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

[X] If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

[X] If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM)rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM)rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

      APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY
                        PROTECTION OPTIONAL DEATH BENEFIT

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following Enhanced Beneficiary Protection Optional Death Benefit was offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the Annuity's basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase

Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $75,000
Basic Death Benefit =  $75,000
Death Benefit Amount = $75,000 - $50,000 = $25,000

Amount Payable Under Enhanced Beneficiary Protection
Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Purchase Payments =    $50,000
Account Value =        $40,000
Basic Death Benefit =  $50,000
Death Benefit Amount = $50,000 - $50,000 = $0

Amount Payable Under Enhanced Beneficiary Protection
Optional Death Benefit = $50,000 + $0 = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

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Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                           AMERICAN SKANDIA
ASSURANCE CORPORATION                                    MARKETING, INCORPORATED
One Corporate Drive                                          One Corporate Drive
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                Telephone: 203-926-1888
http://www.americanskandia.com                    http://www.americanskandia.com

                               MAILING ADDRESSES:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

                Prudential Annuities Life Assurance Corporation

                   Prospectus Supplement, dated May 1, 2009

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-800-752-6342.

Prudential Annuities Life Assurance Corporation ("PALAC") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PALAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PALAC will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PALAC files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PALAC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

                   Supplement to Prospectus Dated May 1, 2003
                          Supplement dated May 1, 2004

     This Supplement should be retained with the May 1, 2003 Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a May 1, 2003 Prospectus, please contact American Skandia at 1-800-766-4530. Please be advised that as of May 1, 2004, we are no longer selling any additional contracts that are described in this prospectus. Therefore, please retain your May 1, 2003 prospectus and any supplements thereto for future reference as these documents will continue to constitute the prospectus to which you can refer.

1. Appendix A Financial Information about American Skandia is deleted in its entirety.

2. The "Incorporation of Certain Documents by Reference" section is deleted in its entirety and replaced with the following: "American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by independent accountants. American Skandia's annual report for the year ended December 31, 2003, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia - Variable Annuities; P.O. Box 7040; Bridgeport, CT 06601-7040 (Telephone : 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                           Total Annual                   Net Annual
                                                                             Portfolio     Fee Waivers     Portfolio
                                      Management     Other                   Operating     and Expense     Operating
        UNDERLYING PORTFOLIO             Fees      Expenses   12b-1 Fees     Expenses     Reimbursement    Expenses
-----------------------------------   ----------   --------   ----------   ------------   -------------   ----------
Gartmore Variable Investment Trust:
   GVIT Developing Markets               1.15%       0.24%       0.25%         1.64%           N/A           1.64%

ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?

The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION PlusSM (GRO PlusSM)

The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.

We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

[X] Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

[X] Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity

Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., by
     $10,000, from $250,000 to $240,000).

..    The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);

..    The result is then further reduced by the ratio of A to B, where:

..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).

..    B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

[X] If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

[X] If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program

The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO PlusSM may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program

The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus
This program is subject to certain rules and restrictions, including, but not limited to the following:

[X] Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

[X] Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.

[X] Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.

[X] Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.

[X] Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

[X] Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program

We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) - (10/13/2003) 92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio

Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP
(01/2004)
ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304
FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/
VIAS/ VIAT/ VIAG -SUPP (01/2004)

Wls2

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

In this registration statement, Prudential Annuities Life Assurance Corporation is registering $50,000,000 ($50 million) of securities and paying a filing fee of $2,790 therefor.

Federal Taxes

Prudential Annuities Life Assurance Corporation estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $1 million of purchase payments over a two year period to be approximately $74,000.

State Taxes

Prudential Annuities Life Assurance Corporation estimated that approximately $1,500,000 in premium taxes would be owed upon receipt of purchase payments under the contracts if the full $50,000,000 ($50 million) of the securities registered herein would be applied to annuity options.

Printing Costs

Printing costs are largely inapplicable, because this filing is merely designed to file an updated Form S-3 registration statement.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Prudential Annuities Life Assurance Corporation.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Prudential Annuities Life Assurance Corporation's financial statements, will charge approximately $715 in connection with the filing of this registration statement with the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonably entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of Prudential Annuities Life Assurance Corporation ("PALAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of PALAC and Prudential Annuities Distributors, Inc. ("PAD") can also be indemnified pursuant to indemnity agreements between each director and officer and Prudential Annuities, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of PALAC and PAD are covered under a directors and officers liability insurance policy. Such policy will reimburse PALAC or PAD, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of PALAC or PAD, as applicable, in his or her past or present capacity as such.

ITEM 16. EXHIBITS

(a) Exhibits

(1)Form of Distribution Agreement between Prudential Annuities Distributors, Inc. and Prudential Annuities Life Assurance Corporation. (Note 2)

(3)Articles of Incorporation and by-laws. (Note 3)

(4)Instruments defining the rights of security holders, including indentures incorporated by reference to Registration Statements. (Note 4)

(5)Opinion of Counsel as to legality of the securities being registered.
   (Note 1)

(23)Written consent of PricewaterhouseCoopers LLP, Independent accountants (Note 1)

(24)(a) Power of Attorney for James J. Avery. (Note 5)

   (b) Power of Attorney for Helen M. Galt. (Note 5)

   (c) Power of Attorney for Bernard J. Jacob. (Note 5)

   (e) Power of Attorney for Stephen Pelletier. (Note 5)

   (g) Power of Attorney for Kenneth Y. Tanji. (Note 5)
--------

(Note 1) Filed herewith.

(Note 2) Underwriting agreement incorporated by reference to Post-Effective
      Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR, March 2, 1998.

(Note 3) Incorporated by reference to Post-Effective Amendment No. 6 to
      Registration Statement No. 33-87010 filed via EDGAR March 2, 1998.

(Note 4) Incorporated by reference to Registrant's Pre-Effective Amendment
      No. 3 to Registration Statement No. 33-59993 filed April 29, 1997. (Wells
      Plus)

(Note 5) Incorporated by reference to Registration Statement filed on Form S-3
      Registration No. 333-158017, filed March 16, 2009 on behalf of Prudential Annuities Life Assurance Corporation.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 16th day of March 2009.

           PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (Registrant)

By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague,
     Vice President, Corporate Counsel       Date: March 16, 2009

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title                         Date
------------------- -----------------------------  ---------------------------

Stephen Pelletier*  (Principal Executive Officer)        March 16, 2009
------------------- Chief Executive Officer and
Stephen Pelletier   President

Kenneth Y. Tanji*   (Principal Financial Officer         March 16, 2009
------------------- and Principal Accounting
Kenneth Y. Tanji    Officer) Executive Vice
                    President and Chief Financial
                    Officer

                    (Board of Directors)

James J. Avery*     Bernard J. Jacob*              Helen M. Galt*
------------------- ---------------------------    ---------------------------
James J. Avery      Bernard J. Jacob               Helen M. Galt

Kenneth Y. Tanji*   Stephen Pelletier*
------------------- ---------------------------
Kenneth Y. Tanji    Stephen Pelletier


By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague

--------
* Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney

                                 EXHIBIT INDEX

Exhibit No.
-----------

     5      Opinion of Counsel

     23 Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm